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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             -----------------------


                                    FORM 8-K


        Current Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 17, 1998


                        PACIFICAMERICA MONEY CENTER, INC.
             (Exact name of registrant as specified in its charter)



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
           California                          0-20897                         95-4465729
  ----------------------------        ------------------------            -------------------
  (State or other jurisdiction        (Commission File Number)               (IRS Employer
       of incorporation)                                                  Identification No.)
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                          Ventura Boulevard, Suite 102
                        Woodland Hills, California 91364
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (818) 992-8999


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Item 5.  Other Events

               On September 17, 1998, PacificAmerica Money Center, Inc. (the "Company") obtained a $3 million loan from Fremont Financial Corporation, a subsidiary of Fremont General Corporation ("Fremont"). The loan is secured with the pledge of 100% of the stock of Pacific Thrift and Loan Company, a wholly-owned subsidiary of the Company.

               On September 11, 1998, the Company and Fremont jointly announced that Fremont had agreed to acquire the Company, subject to a number of conditions, including completion of satisfactory due diligence, negotiation of a satisfactory definitive agreement, receipt of a fairness opinion, receipt of approval of a majority of PAMM stockholders and regulatory approval. On October 5, 1998, the Company announced that it had agreed to certain revised terms of the acquisition, as described in a press release attached as an exhibit to this Report.

               The Company used $2 million of the loan proceeds to partially pay down a $20.4 million debt owed to Merrill Lynch Mortgage Capital, Inc. ("MLMCI") secured by certain of the Company's interest-only strip receivables, and intends to use the remaining $1 million in loan proceeds for general corporate purposes. MLMCI requested the pay down of the debt primarily in response to changes made in the methodology used by MLMCI to value the pledged receivables which reduced the value of such receivables. The agreement requires that the value of the receivables, as determined by MLMCI, remain at a specified percentage of the debt owed to MLMCI. The Company is not aware of any material changes in performance of the loans held in the securitization trusts in which it holds interest-only strip receivables which would require an adjustment in the valuation of such receivables on the Company's books. However, the market perception of the valuation of interest-only strip receivables may have deteriorated due to increasing concerns regarding prepayment rates, illiquidity and other factors impacting the performance of mortgage loans in general. There can be no assurance that MLMCI will not make further adjustments in its valuation methodology, or that loan performance will not change in the future, in such a way as to require further pay downs on the debt owed to MLMCI and adjustment in the valuation of interest-only strip receivables held by the Company.

               The loan matures upon the closing date of the acquisition by Fremont or, if the acquisition is not closed, six months following the earlier of: (i) the date that Fremont notifies the Company that it has withdrawn its proposed acquisition or (ii) October 31, 1998 if the parties have not entered into a definitive acquisition agreement by that date; or (iii) February 28, 1999 if the acquisition has not closed by that date; or (iv) the date on which the parties are advised of the denial of any required regulatory approval of the acquisition.

               Except for historical information contained herein, statements in this report are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks include, among others, risk that the acquisition will not be completed; risk of further adjustment in valuation of the interest-only strip receivables resulting from differences between actual and assumed prepayment and/or loss experience; risk of decline of collateral values for loans; fluctuations in interest rates; competition in the lending industry; and possible regulatory



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enforcement actions and legislative action. For more complete information concerning factors which could affect the Company's financial results, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and other reports filed with the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits

               (c)    Exhibits.

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
10.1           Secured Promissory Note dated September 17, 1998

10.2           Stock Pledge Agreement between the Company and Fremont Financial
               Corporation.

10.3           Press release dated October 5, 1998

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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 1998                PACIFICAMERICA MONEY CENTER, INC.



                                      By:  /s/ JOEL R. SCHULTZ
                                           Joel R. Schultz
                                           President and Chief Executive Officer



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                                  EXHIBIT INDEX


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
Exhibit
Number            Description

10.1           Secured Promissory Note dated September 17, 1998

10.2           Stock Pledge Agreement between the Company and Fremont Financial
               Corporation.

10.3           Press release dated October 5, 1998
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